Exhibit 99.1

Sequential Brands Group Announces Fourth Quarter and Full Year 2019 Results

NEW YORK, March 13, 2020 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq:SQBG) today announced financial results for the fourth quarter and full year ended December 31, 2019.

“A transformation is underway at Sequential Brands Group. We successfully simplified our business with the divestiture of our home division, significantly reduced our overhead to drive meaningful margin improvement, and amended our lending agreements to improve our liquidity and cash flow. As we look ahead, we are focused on completing the previously announced strategic review process and best positioning our portfolio of brands for long-term growth,” said Sequential’s CEO David Conn.

Fourth Quarter 2019 Results from Continuing Operations:

Total revenue from continuing operations for the fourth quarter ended December 31, 2019 was $24.2 million, compared to $35.2 million in the prior year quarter. On a GAAP basis, loss from continuing operations for the fourth quarter 2019 was $(7.9) million or $(0.12) per diluted share compared to loss from continuing operations for the fourth quarter 2018 of $(5.7) million or $(0.09) per diluted share.  Non-GAAP net loss from continuing operations for the fourth quarter 2019 was $(8.9) million, or $(0.14) per diluted share, compared to non-GAAP net income from continuing operations of $2.6 million, or $0.05 per diluted share, in the fourth quarter 2018. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.  Adjusted EBITDA from continuing operations (defined under “Non-GAAP Financial Measures” below) for the fourth quarter of 2019 was $8.0 million, compared to $17.8 million in the prior year quarter.

Full Year 2019 Results from Continuing Operations:

Total revenue from continuing operations for the year ended December 31, 2019 was $101.6 million, compared to $127.3 million in the prior year. On a GAAP basis, loss from continuing operations for the year ended December 31, 2019 was $(34.3) million or $(0.53) per diluted share compared to a loss from continuing operations for the year ended December 31, 2018 of $(17.5) million or $(0.27) per diluted share.  Included in the GAAP loss from continuing operations for the full year 2019 were non-cash impairment charges of $33.1 million for indefinite-lived intangible assets related to the trademarks for certain brands.  Non-GAAP net loss from continuing operations for the year ended December 31, 2019 was $(16.0) million, or $(0.25) per diluted share, compared to non-GAAP net income from continuing operations of $8.1 million, or $0.13 per diluted share, in the prior year. Adjusted EBITDA from continuing operations for the year ended December 31, 2019 was $45.8 million, compared to $69.9 million in the prior year.

Discontinued Operations:

On June 10, 2019, Sequential completed its previously announced sale of 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (“MSLO”), a Delaware corporation and a wholly-owned subsidiary of Sequential, for approximately $166 million in cash consideration at closing, plus additional amounts in respect of pre-closing accounts receivable that are received after the closing, subject to certain adjustments, to Marquee Brands LLC.  In addition, the Sequential is entitled to an earnout of up to $40 million if certain performance targets are achieved by MSLO during each of the three calendar years ending December 31, 2020, December 31, 2021 and December 31, 2022.

Sequential’s after-tax net loss from discontinued operations was $(2.9) million and $(125.1) million for the fourth quarter and year ended December 31, 2019, respectively.

Investor Call and Webcast:

Management will provide further commentary today, March 13, 2020, on the Company’s financial results and financial update via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-9208 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com. A replay of the conference call is available on the Company’s website.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA from continuing operations, non-GAAP net (loss) income from continuing operations and non-GAAP (loss) earnings per diluted share from continuing operations. The Company defines Adjusted EBITDA from continuing operations as loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding (benefit from) provision for income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps, and severance. Non-GAAP net (loss) income and non-GAAP (loss) earnings per diluted share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, write-off of deferred financing costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps, and (benefit from) provision for income taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results or actual events could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, non-GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; (xv) risks related to the effects of the sale of the Martha Stewart brand; (xvi) uncertainties related to the timing, proposals or decisions arising from the Company’s strategic review, including the divestiture of one or more existing brands; (xvii) adverse effects on the Company and its licensees due to natural disasters, pandemic disease and other unexpected events; and (xviii) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject. Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash
T: +1 512-757-2566
E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current Assets:
Cash	$6,264	$14,106
Restricted cash	2,043	2,032
Accounts receivable, net	39,452	49,600
Prepaid expenses and other current assets	4,228	3,981
Current assets from discontinued operations	6,839	23,845
Total current assets	58,826	93,564

Property and equipment, net	5,349	8,391
Intangible assets, net	599,967	634,827
Right-of-use assets - operating leases	50,320	-
Other assets	8,782	11,222
Long-term assets from discontinued operations	-	330,664
Total assets	$723,244	$1,078,668

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$15,721	$11,600
Current portion of long-term debt	12,750	28,300
Current portion of deferred revenue	6,977	8,172
Current portion of lease liabilities - operating leases	3,035	-
Current liabilities from discontinued operations	1,959	15,450
Total current liabilities	40,442	63,522

Long-term debt, net of current portion	433,250	582,487
Long-term deferred revenue, net of current portion	4,604	8,224
Deferred income taxes	14,351	67,002
Lease liabilities - operating leases	54,168	-
Other long-term liabilities	3,389	9,160
Long-term liabilities from discontinued operations	-	3,629
Total liabilities	550,204	734,024

Equity:
Preferred stock	-	-
Common stock	672	657
Additional paid-in capital	514,496	513,764
Accumulated other comprehensive loss	(4,096)	(1,554)
Accumulated deficit	(394,126)	(234,723)
Treasury stock	(3,230)	(4,226)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	113,716	273,918
Noncontrolling interests	59,324	70,726
Total equity	173,040	344,644
Total liabilities and equity	$723,244	$1,078,668

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$24,245	$35,246	$101,576	$127,290
Operating expenses	19,971	18,242	61,671	60,222
Impairment charges	-	-	33,109	17,899
Loss on sale of assets	-	-	-	7,117
Income from operations	4,274	17,004	6,796	42,052
Other expense	837	829	2,107	693
Interest expense, net	12,966	13,655	53,760	55,264
(Loss) income from continuing operations before income taxes	(9,529)	2,520	(49,071)	(13,905)
(Benefit from) provision for income taxes	(2,040)	7,346	(8,695)	(1,944)
Loss from continuing operations	(7,489)	(4,826)	(40,376)	(11,961)
Net (income) loss attributable to noncontrolling interest from continuing operations	(419)	(863)	6,036	(5,506)
Loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	(7,908)	(5,689)	(34,340)	(17,467)
(Loss) income from discontinued operations, net of income taxes	(2,871)	3,496	(125,063)	6,984
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(10,779)	$(2,193)	$(159,403)	$(10,483)

Continuing operations:
Loss per share - basic and diluted	$(0.12)	$(0.09)	$(0.53)	$(0.27)

Discontinued operations:
(Loss) earnings per share - basic	$(0.04)	$0.05	$(1.93)	$0.11
(Loss) earnings per share - diluted	$(0.04)	$0.05	$(1.93)	$0.11

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(0.17)	$(0.03)	$(2.46)	$(0.16)

Weighted-average common shares outstanding:
Basic	65,171,783	64,061,983	64,760,823	63,700,081
Diluted	65,171,783	64,316,011	64,760,823	64,992,059

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Year Ended December 31,
	2019	2018
Continuing Operations:
Cash (Used In) Provided By Operating Activities	$(36,914)	$23,536
Cash Provided By (Used In) Investing Activities	166,186	(92)
Cash Used In Financing Activities	(176,806)	(34,023)

Discontinued Operations:
Cash Provided By Operating Activities	$40,321	$9,364
Cash Used In Investing Activities	(44)	(80)
Cash Used In Financing Activities	(574)	(3,000)

Net Decrease In Cash and Restricted Cash	(7,831)	(4,295)
Balance — Beginning of year	16,138	20,433
Balance — End of year	$8,307	$16,138

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of GAAP net loss to non-GAAP net (loss) income from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(10,779)	$(2,193)	$(159,403)	$(10,483)
Discontinued operations, net of tax	(2,871)	3,496	(125,063)	6,984
Loss from continuing operations	(7,908)	(5,689)	(34,340)	(17,467)

Adjustments:
Deal advisory costs (a)	439	315	1,974	1,402
Non-cash mark-to-market adjustments to stock-based compensation (b)	-	(298)	-	(329)
Write-off of deferred financing costs (c)	210	-	830	148
Debt refinancing costs (d)	104	43	141	1,174
Non-cash mark-to-market adjustments to equity securities (e)	38	858	123	858
Loss on sale of assets, net (f)	475	-	475	6,402
Non-cash impairment of trademarks, net (g)	-	-	22,430	17,899
Non-cash mark-to-market adjustments on interest rate swaps (h)	(247)	-	1,029	-
(Benefit from) provision for income taxes (i)	(2,040)	7,346	(8,695)	(1,944)
Total non-GAAP adjustments	(1,021)	8,264	18,307	25,610
Non-GAAP net (loss) income from continuing operations (1)	$(8,929)	$2,575	$(16,033)	$8,143
Non-GAAP weighted-average diluted shares (j)	65,189	64,316	65,236	64,992

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS from continuing operations:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.17)	$(0.03)	$(2.44)	$(0.16)
GAAP (loss) earnings per share from discontinued operations	(0.04)	0.05	(1.92)	0.11
GAAP loss per share from continuing operations	$(0.12)	$(0.09)	$(0.53)	$(0.27)

Adjustments:
Deal advisory costs (a)	0.01	0.01	0.03	0.02
Non-cash mark-to-market adjustments to stock-based compensation (b)	-	(0.00)	-	(0.01)
Write-off of deferred financing costs (c)	0.00	-	0.01	0.00
Debt refinancing costs (d)	0.00	0.00	0.00	0.02
Non-cash mark-to-market adjustments to equity securities (e)	0.00	0.01	0.00	0.02
Loss on sale of assets, net (f)	0.01	-	0.01	0.10
Non-cash impairment of trademarks, net (g)	-	-	0.34	0.28
Non-cash mark-to-market adjustments on interest rate swaps (h)	(0.01)	-	0.02	-
(Benefit from) provision for income taxes (i)	(0.03)	0.12	(0.13)	(0.03)
Total non-GAAP adjustments	(0.02)	0.14	$0.28	$0.40
Non-GAAP (loss) earnings per diluted share from continuing operations (1)	$(0.14)	$0.05	$(0.25)	$0.13

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of GAAP net loss to Adjusted EBITDA from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(10,779)	$(2,193)	$(159,403)	$(10,483)
Discontinued operations, net of tax	(2,871)	3,496	(125,063)	6,984
Loss from continuing operations	(7,908)	(5,689)	(34,340)	(17,467)

Adjustments:
(Benefit from) provision for income taxes (i)	(2,040)	7,346	(8,695)	(1,944)
Interest expense, net	12,966	13,655	53,760	55,264
Non-cash compensation	572	298	1,831	2,911
Depreciation and amortization	2,337	920	4,922	2,737
Deal advisory costs (a)	439	315	1,974	1,402
Debt refinancing costs (d)	104	43	141	1,174
Non-cash mark-to-market adjustments to equity securities (e)	38	858	123	858
Loss on sale of assets, net (f)	475	-	475	6,402
Non-cash impairment of trademarks, net (g)	-	-	22,430	17,899
Non-cash mark-to-market adjustments on interest rate swaps (h)	(247)	-	1,029	-
Severance (k)	1,299	98	2,133	656
Total Adjustments	15,943	23,533	80,123	87,359
Adjusted EBITDA from continuing operations (2)	$8,035	$17,844	$45,783	$69,892

(1)

Non-GAAP net (loss) income from continuing operations and non-GAAP (loss) earnings per diluted share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, write-off of deferred financing costs, debt refinancing costs, non-cash mark-to-market adjustments on equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps and (benefit from) provision for income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations. Management believes that these non-GAAP measures are useful measures of ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business.

(2)

Adjusted EBITDA from continuing operations is defined as net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding (benefit from) provision for income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments on equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps and severance. Management uses Adjusted EBITDA from continuing operations as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.
(b)

Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees in 2018.  In 2019, the Company adopted Accounting Standards Update No. 2018-07 “Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”) on a modified retrospective basis.  In accordance with ASU 2018-07, the Company recognizes compensation cost for grants to non-employees on a straight-line basis over the service period.

(c)	Represents the write-off of deferred financing costs as a result of the extinguishment treatment of a portion of the Company's refinanced debt facilities.
(d)	Represents expenses for professional fees associated with the Company's refinancing and amending its debt facilities.
(e)	Represents the non-cash mark-to-market adjustments to equity securities.
(f)	Represents the write-off in 2019 of a receivable related to the previous sale of the FUL trademark, net of minority interest. Represents the loss on sale of Revo and FUL trademarks completed in 2018.

(g)	Represents non-cash impairment charges, net of minority interest, related to the Company's indefinite-lived intangible assets for certain brands.
(h)	Represents the non-cash mark-to-market adjustment on interest rate swaps.
(i)

Adjustment to remove GAAP (benefit from) provision for income taxes.  The Company did not make material cash income tax payments related to continuing operations in 2019 or 2018 because the Company's net operating losses and other tax benefits reduced any additional tax obligation.

(j)	Represents weighted-average diluted shares the Company reported or would have reported if the Company had GAAP net income in 2019 and 2018.
(k)	Represents costs and adjustments to previously recorded costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.